SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 26, 2010, CapLease, Inc. (the “Company”) entered into an underwriting agreement with Wells Fargo Securities, LLC and Goldman, Sachs & Co., as underwriters.  Pursuant to the terms and conditions of the underwriting agreement, the Company agreed to sell 1,800,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock (the “Initial Shares”) to the underwriters, and granted the underwriters an option exercisable for 30 days to purchase up to an additional 270,000 shares of Series A Preferred Stock to cover over-allotments of shares.  The underwriters agreed to pay the Company a purchase price per share of $22.334 (reflecting a price to the public of $23.06 per share, less an underwriting discount of $0.726 per share).  The underwriting agreement contained customary representations and warranties, indemnification provisions and closing conditions.  The foregoing description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as exhibit 1 to this Form 8-K and incorporated herein by reference.  Legal opinions delivered regarding the legality of the shares of Series A Preferred Stock  offered and certain tax matters are attached as exhibits 5 and 8, respectively, to this Form 8-K.

The issuance and sale of the Initial Shares closed on March 31, 2010.

Item 3.03                      Material Modification to Rights of Security Holders.

On March 31, 2010, the Company issued 1,800,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock.  As set forth in the Articles Supplementary establishing the rights and preferences of the Series A Preferred Stock filed with the Maryland State Department of Assessments and Taxation, the Series A Preferred Stock ranks senior to the Company’s common stock, par value $0.01 per share.  Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, a cumulative quarterly dividend, at an annualized rate of $2.03125 per share, that will be paid before any dividend on the common stock is paid.  The annual dividend rate will increase to $2.28125 per share if the Series A Preferred Stock is delisted from the New York Stock Exchange following a change of control of our company.  In addition to other preferential rights, the holders of the Series A Preferred Stock are entitled to receive the liquidation value, which is $25.00 per share, before the holders of the common stock receive any payment in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2010, the Company amended its Articles of Incorporation solely to increase the number of authorized shares of 8.125% Series A Cumulative Redeemable Preferred Stock.  The amendment was filed in connection with the underwriting agreement and issuance and sale of Series A Preferred Stock discussed in Item 1.01 above, and increases the authorized number of shares of Series A Preferred Stock by 2,070,000 shares, to 4,680,000 shares, from 2,610,000 shares.  A copy of the Company’s Articles of Amendment, as filed with the Maryland State Department of Assessments and Taxation, is attached hereto as Exhibit 3 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1	Underwriting Agreement, dated March 26, 2010, by and among the Company, and Wells Fargo Securities, LLC and Goldman, Sachs & Co.

3	Articles of Amendment to Articles Supplementary filed on March 30, 2010 with the Maryland State Department of Assessments and Taxation

5	Opinion of Hunton & Williams LLP regarding legality.

8	Opinion of Hunton & Williams LLP regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes Vice President, General Counsel and Corporate Secretary

DATE: March 31, 2010